                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              LA MAN CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                               LA-MAN CORPORATION
                      2180 West State Road 434, Suite 6136
                            Longwood, Florida 32779


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 19, 1996


     The Annual Meeting of shareholders of La-Man Corporation (the "Company") will be held on Tuesday, November 19, 1996, at 10:00 a.m., local time, at the Ramada Inn North, 2025 West State Road 434, Longwood, Florida 32750 for the following purposes, all of which are described in the accompanying Proxy
Statement:

1. To elect 10 members to the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2. To consider and act upon the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditor for the June 30, 1997 fiscal year; and

3. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Company's Proxy Statement and Annual Report for the fiscal year ended June 30, 1996 are enclosed.

     The record date for the determination of shareholders entitled to vote at the Meeting is October 18, 1996, and only shareholders of record at the close of business on that date will be entitled to vote at the Meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                    By Order of the Board of Directors,


Longwood, Florida                        J. WILLIAM BRANDNER
October 18, 1996                         President and Chief Executive Officer

                               LA-MAN CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 19, 1996

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of La-Man Corporation, a Nevada corporation ("La-Man" or the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, November 19, 1996, at 10:00 a.m., local time, at the Ramada Inn North, 2025 West State Road 434, Longwood, Florida 32750 (the "Annual Meeting"), and at any adjournment thereof. The Annual Meeting is being held to consider and vote on the election of 10 persons to serve as members of the Company's Board of Directors, the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditor for the June 30, 1997 fiscal year and to consider and act on any other business that may properly come before the meeting.

     The principal executive offices of the Company are located at 2180 West State Road 434, Suite 6136, Longwood, Florida 32779. This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended June 30, 1996 (the "1996 Fiscal Year") are being sent to shareholders commencing on or about October 18, 1996.

RECORD DATE, VOTING RIGHTS, AND REVOCABILITY OF PROXIES

     The Board of Directors has fixed October 18, 1996 as the record date for the Annual Meeting. Only shareholders of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of September 13, 1996, there were 3,228,394 shares of common stock, par value $.001 per share, of the Company ("Common Stock") issued and outstanding.

     Holders of record of Common Stock on the record date are entitled to cast one vote per share, by person or by proxy authorized in writing, at the Annual Meeting. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted according to the recommendations of the Board of Directors of the Company (the "Board of Directors" or the "Board"). Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     A shareholder may revoke a proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the shareholder attends the Annual Meeting in person, either by giving written notice of revocation to the inspectors of election at the Annual Meeting or by voting at the meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Ten persons are to be elected at the Annual Meeting to serve as Directors for a term of one year or until the election and qualification of their successors. It is the intention of the persons named in the enclosed proxy to vote proxies FOR the election of the nominees named below. If any nominee refuses or is unable to serve as a Director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any or all other persons who may be nominated. The 10 nominees receiving the greatest number of votes will be elected to serve on the Board of Directors.

     This year's nominees for election to the Board of Directors are as follows:

                                                                          DIRECTOR
NAME                        POSITION AND OFFICES WITH THE COMPANY          SINCE    AGE
----                        -------------------------------------         --------  ---
J. Melvin Stewart      Chairman of the Board; Director                      1994     77
J. William Brandner    President and Chief Executive Officer; Director      1994     59
Gary Donald Bell       President, Don Bell Industries, Inc.                 1995     47
Ithiel C. Clemmons     None                                                 1995     73
Edwin M. Freakley      None                                                 1995     52
Philip Howe Hoard      Vice President; Secretary; Director                  1987     62
Thomas N. Grant        None                                                 1995     50
Otto J. Nicols         Vice President; Treasurer (Chief Financial
                       Officer and Chief Accounting Officer) and            1994     58
                       Assistant Secretary; Director

Robert M. Smither      None                                                 1995     43
Max D. Tavernier       Vice President; Sales Manager, Filter                1989     58
                       Division; Director

BUSINESS EXPERIENCE OF NOMINEES

     J. MELVIN STEWART has served as a Director of the Company since
February 1994 and as Chairman of the Board since September 29, 1994. He is also a member of the Board's Executive Committee (the "Executive Committee"), and serves as Chairman of the Board, President and Chief Executive Officer of Nevada SEMCO, Inc. ("SEMCO"), and as President and Chief Executive Officer of J.M. Stewart Corporation ("Stewart Corporation") and J.M. Stewart Industries, Inc. ("Stewart Industries"), all subsidiaries of the Company. Mr. Stewart served in such capacities at Stewart Corporation and Stewart Industries for more than five years prior to their acquisition by the Company in January 1994. From March 1989 to May 1991, Mr. Stewart also served as Treasurer and as a Director of Christian Purchasing Network. Christian Purchasing Network is not an affiliate of the Company.

     J. WILLIAM BRANDNER has served as President and Chief Executive
Officer and as a Director since April 1994 and also serves as a member and Chairman of the Executive Committee. From April 1991 to July 1993, Mr. Brandner served as Chairman and President of American Integrity Corporation, a public insurance holding company with revenues of more than $100 million. From July 1971 to October 1990, Mr. Brandner served as Vice Chairman, Director and in various other senior executive positions with Harcourt Brace Jovanovich, Inc. ("HBJ"), a $1.8 billion diversified public company with publishing, insurance and theme park operations.

     GARY DONALD BELL has served as a Director since October 1995. He has served the last five years as President of Don Bell Industries, Inc. ("Don Bell Industries"), which was acquired by the Company in September 1995. The terms of the agreement ("DBI Acquisition Agreement") under which the Company acquired Mr. Bell's minority stock interest in Don Bell Industries provide that for a period of two years following the September 7, 1995 acquisition date the Company is required to use its reasonable best efforts to cause Mr. Bell or his designee to be nominated and elected to the Board of Directors.

     ITHIEL C. CLEMMONS has served as a Director and member of the Compensation Committee since October 1995 and as a member of the Audit Committee since March 1996, and has held the Office of Bishop in the Church of God in Christ since 1977. Bishop Clemmons lives in New York City, where he presides over 92 churches. He is a member of the twelve-man Governing General Board of the 5,000,000 member Church of God in Christ, which is headquartered in Memphis, Tennessee. He is also a member of the Committee of Denominational Executives of the Council of Churches of New York City, adjunct Professor of African American Studies at Regent University School of Theology, Virginia Beach, Virginia and a member of the North American Renewal Service Committee on Planning.

     EDWIN M. FREAKLEY has served as a Director and member of the Executive Committee since October 1995 and as a member of the Audit Committee since March 1996. Mr. Freakley has been President and Chief Executive Officer of Worrell Enterprises, Inc. ("Worrell"), a private publishing and management company, since before 1990. The terms of the DBI Acquisition Agreement, under which the Company acquired Worrell's majority stock interest in Don Bell Industries, provide that the Company is required for a period of two years following the September 7, 1995 acquisition date to use its reasonable best efforts to cause to be nominated and elected to the Board of Directors two designees of Worrell. Worrell again has selected Mr. Freakley and Mr. Robert M. Smither, Jr. as such designees for this year's meeting. Since March 1996, Mr. Freakley also has served as Chairman of the Board and Chief Executive Officer of Austin's International, Inc., a publicly-owned Delaware corporation that owns and operates specialty restaurants in the State of Florida.

     THOMAS N. GRANT has served as a Director and as a member and Chairman of the Compensation Committee since October 1995 and as a member of the Audit Committee since March 1996, and since 1993 has served as Senior Vice President and Senior Lending Officer of The Bank of Winter Park, Winter Park, Florida ("Bank of Winter Park"), the Company's lending bank. From 1992 to 1993 he served as President and Chief Executive Officer, and from 1991 to 1992 as Executive Vice President, of Central National Bank, Winter Park, Florida. Mr. Grant also served as Senior Vice President and in various other capacities with Southeast Bank, N.A. from 1973 to 1991.

     PHILIP H. HOARD has served as Vice President, Secretary and a Director of the Company since April 1987. Mr. Hoard has also served as Director of Purchasing for the Company since March 1985, and as Plant Manager from April 1987 to present.

     OTTO J. NICOLS has served as Vice President, Treasurer (Chief
Financial Officer and Chief Accounting Officer) and a Director of the Company since May 1994, and as Assistant Secretary since October 1995. He is also a member of the Executive Committee. From December 1992 to May 1994, Mr. Nicols was retired. From May 1987 to November 1992, Mr. Nicols served in various financial and administrative positions at HBJ, most recently as Administrative Vice President and Chief Financial Officer, and was responsible for all financial matters and various administrative and operating functions.

     ROBERT M. SMITHER, JR. has served as a Director and member of the Compensation Committee since October 1995. Mr. Smither has also served as a member and Chairman of the Audit Committee since March 1996, and has been Vice President and Treasurer of Worrell since before 1990. He, together with Mr. Freakley, are the two persons designated by Worrell under the DBI Acquisition Agreement to be nominated for election to the Board of Directors.

     MAX D. TAVERNIER, JR. has been a Director of the Company since April
1989, and has served as a Vice President of the Company since October 1995. He has been employed as the sales manager of the Company's Filter Division since October 1987.



                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" ELECTION OF THE NOMINEES
                           LISTED ABOVE AS DIRECTORS



MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's April 28, 1994 Amended and Restated Bylaws, as amended
(the "Bylaws"), provide that the Board of Directors is to be comprised of not less than three nor more than 10 members. The number of Directors may be increased by Bylaw amendment, by the affirmative vote of a majority of the persons then serving as Directors, or by the affirmative vote of holders of a majority of the Company's outstanding voting securities. In August 1995, the six persons serving as Directors unanimously approved increasing the size of the Board to the maximum of ten (10) members. All of the present members of the Board are standing for reelection as Directors.

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee was formed on October 31, 1995 pursuant to authority conferred on the Board under the Bylaws, and the Finance Committee was disbanded. Except as may be prohibited by law, the Executive Committee, until terminated or its authority is modified by the Board, may exercise all powers of the Board in the management of the business of the Company, except that the Executive Committee does not have the authority to: (a) make decisions with respect to matters relating to compensation payable to executives and other employees, to the extent such authority is conferred upon the Compensation Committee; (b) to cause the Company to declare or pay dividends or other distributions in cash, securities of the Company or other property; (c) to approve or propose to shareholders actions requiring shareholder approval;
(d) to fill vacancies on the Board or any of its committees; (e) to amend or authorize or approve the amendment of the Articles of Incorporation or Bylaws of the Company; (f) to authorize or approve any transaction involving the merger or consolidation of the Company with or into another corporation or other entity or the sale by the Company of all or substantially all of its assets otherwise than in the ordinary course of business; (g) to authorize or approve the voluntary dissolution or liquidation of the Company; or (h) to authorize or approve the sale or other issuance of securities of the Company or to determine the relative rights, preferences or limitations of holders of a class or series of securities of the Company, except with the specific authorization of the Board and within such limits as may be prescribed by the Board. The Executive Committee is appointed by the Board and is required to be comprised of four Directors, including the Chairman of the Board, the President (Chief Executive Officer), the Treasurer (Chief Financial Officer), and a fourth Director who is not an officer or employee of the Company or any of its subsidiaries. The present members of the Executive Committee are: J. Melvin Stewart, Chairman of the Board; J. William Brandner, President; Otto J. Nicols, Vice President, Treasurer and Assistant Secretary; and Edwin M. Freakley.

     The Compensation Committee was formed by the Board of Directors on October 31, 1995. Except to the extent otherwise prohibited by law, until terminated or its authority is modified by the Board, the Compensation Committee may exercise all powers of the Board in the determination of salaries, wages, fees and all other forms of compensation and benefits payable to employees, agents or other representatives of the Company and its subsidiaries, including without limitation: (a) the determination and oversight of compensation and benefits payable to J. Melvin Stewart and J. William Brandner; and (b) the administration of the Company's 1988 Stock Option Plan (the "1988 Plan" or "1988 Stock Option Plan"), the Company's 1992 Stock Option and Appreciation Rights Plan (the "1992 Plan" or "1992 Stock Option Plan"), and the Company's 1994 Amended and Restated Employee and Consultant Stock Compensation Plan (the "1994 Plan" or "Stock Compensation Plan"), as amended and as such plans may be subsequently amended from time to time hereafter, and all other present and future employee benefit plans made available to employees, consultants, agents and other representatives of the Company and its subsidiaries. The Compensation Committee is appointed by the Board and is required to be comprised of three Directors who are not employees or officers of the Company or any of its subsidiaries. The present members of the Compensation Committee are: Thomas N. Grant, Chairman; Ithiel C. Clemmons; and Robert M. Smither, Jr.

     The Audit Committee was formed by the Board of Directors on March 21,
1996. Except to the extent the duties and authority of the Audit Committee are modified by subsequent resolutions of the Board, the Audit Committee has the following duties: (a) to satisfy the Board that, to the best knowledge of the members of the committee, the independent audit of the Company appears to meet the standards of the public accounting profession, the annual financial reports of the Company are reliable and present fairly its financial position and operating results, and that internal controls are reliable and provide adequate safeguards of the Company's assets and proper recording of its transactions; (b) to recommend the appointment of the Company's independent auditors; (c) to report to the Board on such matters as conflicts of interest, insider stock transactions, the use of Company funds for payment of illegal or unauthorized political contributions, bribes or other unauthorized or illegal payments, and any other questionable business practices that come to the attention of the Audit Committee; (d) to authorize investigations of alleged improprieties, including retention of outside counsel or other professional consultants, as needed, in the discharge of the duties of the committee; and (e) to inform the Board of significant developments in accounting principles affecting the Company as well as relevant rulings by the Securities and Exchange Commission (the "Commission") and other regulatory bodies. The Audit Committee is appointed by the Board and is required to be comprised of four Directors who are not employees or officers of the Company or any of its subsidiaries. The present members of the Audit Committee are: Robert M. Smither, Jr., Chairman; Ithiel C. Clemmons; Edwin M. Freakley; and Thomas N. Grant.

     In order for any action to be taken by a committee, it must be approved by the affirmative vote of not less than a majority of the committee members. Any action to be taken by a committee may be taken in lieu of a meeting by unanimous written consent of the members, in the same manner as legally required if such action were taken by the Board by written consent. During the 1996 Fiscal Year, the Board of Directors held three meetings. The Finance Committee (the predecessor to the Executive Committee) met three times, and the Executive Committee met four times. The Compensation Committee met once. The Audit Committee, which was formed by the Board on March 21, 1996, did not meet during the 1996 Fiscal Year. Each incumbent Director attended 75% or more of the total number of Board meetings and, to the extent he was a member, the Finance, Executive or Compensation Committee.

     The Company's Articles of Incorporation provide that the Company is to indemnify its executive officers and directors to the fullest extent allowed by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company, the Company has been advised that it is the position of the Commission that such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not also employees of the Company or any of its subsidiaries are paid a fee of $1,000 for each Board meeting attended and are reimbursed their costs in attending meetings. In addition, under the terms of the 1992 Stock Option Plan, non-employee Directors are entitled to receive grants in June of each year in which they serve as Directors of options to purchase 2,000 shares of Common Stock at an exercise price equal to the per share fair market value of the Common Stock on the date of grant. For further information concerning options granted under the 1992 Plan, see "1988 and 1992 stock option plans," below. During the 1996 Fiscal Year, Directors Stewart, Brandner, Bell, Hoard, Nicols and Tavernier were also employees of the Company or one or more of its subsidiaries. Employee-Directors are reimbursed costs incurred by them in attending meetings of the Board and various committees, but receive no additional compensation for acting as a Director or as a member of any committee.

                   SECURITIES OWNED BY PRINCIPAL SHAREHOLDERS
                                AND MANAGEMENT

     The following table sets forth, as of September 13, 1996, certain information with respect to the stock ownership of: (a) all persons known by the Company to be beneficial owners of five percent (5%) or more of the outstanding Common Stock; (b) each nominee for election as a Director; (c) certain executive officers; and (d) all Directors and executive officers as a group (10 persons).

NAME AND ADDRESS                          NUMBER OF SHARES     PERCENT OF
OF BENEFICIAL OWNER                     BENEFICIALLY OWNED/1/   CLASS/1/
-------------------                     ---------------------  -----------

Gary D. Bell                                       215,250/2/         6.3%
365 Oak Place
Port Orange, Florida 32127

J. William Brandner                                276,150/3/         8.0%
2180 West S.R. 434, Suite 6136
Longwood, Florida 32779

Ithiel C. Clemmons                                   2,100/4/         0.1%
190-08 104th Avenue
Hollis, NY  11412

Richard W. Coffman                             200,038/3,5,8/         6.1%
1145 West 275 North
Angola, Indiana 46703

Roy E. Coffman                                     166,313/5/         5.2%
13401 Jackson Drive
Tekonsha, Michigan 49092

Floyd K. Coffman                                   161,866/5/         5.0%
304 Idaho Street
Laredo, Texas 78041

Edwin M. Freakley                                        0/6/         0.0%
1450 South Dixie Highway
Boca Raton, FL  33432

Thomas N. Grant                                      4,200/7/         0.1%
2006 Aloma Avenue
Winter Park, FL  32790

Philip Howe Hoard                                213,849/3,8/         6.4%
700 Glades Court
Port Orange, Florida 32127




Otto J. Nicols                                     126,000/3/         3.8%
2180 West S.R. 434, Suite 6136
Longwood, Florida 32779

Robert M. Smither, Jr.                                   0/6/         0.0%
1450 South Dixie Highway
Boca Raton, FL  33432

J. Melvin Stewart                              545,919/3,8,9/        15.9%
2201 Cantu Court, Suite 217 & 218
Sarasota, Florida  34232

Max D. Tavernier                                   125,468/3/         3.8%
2180 West S.R. 434, Suite 6136
Longwood, Florida  32779

Worrell Enterprises, Inc.                         496,387/10/        14.6%
1450 South Dixie Highway
Boca Raton, Florida 33432

All Executive Officers and Directors       1,508,936/2,10,11/        36.2%
as a Group (10 persons)

_____________________________

  /1/Based on information available to the Company, unless otherwise indicated such shares are owned of record by the named beneficial owner or the named beneficial owner and spouse, and represent sole voting and dispositive or investment power, and does not reflect fractional shares. Such person's percentage ownership has been calculated assuming that all warrants or options held by such person and that are exercisable within 60 days from September 13, 1996 have been exercised, but that no other outstanding warrants or options have been exercised. Also, the shares issuable upon exercise of options under the 1988 Plan, the 1992 Plan and the 1994 Plan described in the following notes, and the respective exercise prices of such options, have been adjusted in accordance with the terms of such plans as the result of the five percent stock dividend paid on August 7, 1996 to holders of record of Common Stock on July 26, 1996 (the "Stock Dividend").

  /2/Includes the following options under the Stock Compensation Plan: (a) options for 131,250 shares exercisable at any time through September 6, 2000 at the exercise price of $.71 per share; and (b) options for 52,500 shares of common stock exercisable through September 6, 2001 at the exercise price of $1.50 per share. Mr. Bell also received 25,000 newly issued shares of Common Stock from the Company on September 7, 1995 under the DBI Acquisition Agreement.

  /3/(a) Includes the following five-year options granted September 6, 1994 under the Stock Compensation Plan: J. William Brandner 102,900; Richard W. Coffman 65,100; Philip Howe Hoard 58,800; Otto J. Nicols 42,000; J. Melvin Stewart 86,100; and Max D. Tavernier 34,650. Such options are exercisable at any time prior to September 6, 1999 at the price of $.84 per share. (b) Also includes the following five-year options granted July 17, 1995 under the 1988 Stock Option Plan at the exercise price of $.66 per share: J. William Brandner 68,853; Philip Howe Hoard 34,426; Otto J. Nicols 43,033; and Max D. Tavernier 28,688. (c) On August 29, 1995 the Finance Committee approved the following option grants under the Stock Compensation Plan effective September 1, 1995, which are exercisable at any time within five years following the grant date at the price of $.60 per share: J. William Brandner 57,147; Philip Howe Hoard 28,574; Otto J. Nicols 35,717; J. Melvin Stewart 115,500; and Max D. Tavernier 23,812. The shares of Common Stock issuable upon exercise of the foregoing options have been registered under the Securities Act. See "STOCK COMPENSATION PLAN" and "1988 AND 1992 STOCK OPTION PLANS" below.

  /4/Includes 10-year options granted June 17, 1996 under the 1992 Plan for 2,100 shares at the exercise price of $1.01 per share to Bishop Clemmons as a non-employee Director. Bishop Clemmons' ownership of such options was reported in a Form 4 statement filed with the Commission on August 7, 1996.

  /5/Includes: (a) with respect to Richard W. Coffman, 110,840.67 shares owned directly, options to purchase 71,400 shares (including the options described in Notes 3 and 8), and 17,797.33 shares owned of record by Coffman, Inc., a corporation owned by Richard W. Coffman and his brothers, Roy E. Coffman and Floyd K. Coffman; (b) with respect to Roy E. Coffman, 148,516.33 shares owned directly and 17,793.33 shares owned by Coffman, Inc.; and (c) with respect to Floyd K. Coffman, 144,069.33 shares owned directly and 17,793.33 shares owned by Coffman, Inc. Each of Messrs. Richard, Roy and Floyd Coffman owns 33 1/3% of the outstanding capital stock of Coffman, Inc. Because of this common ownership, beneficial ownership of the 17,793.33 shares of Common Stock owned of record by Coffman, Inc. may be attributed to each of such persons. Mr. Richard W. Coffman disclaims beneficial ownership of the shares owned directly by his brothers. The terms of an agreement entered into in September 1995 between the Company and Richard Coffman provide that for a period of three years (i) he will be present or represented by proxy at all meetings of shareholders at which Directors are to be elected so that the shares of Common Stock owned by him will be counted for purposes of determining the presence of a quorum, and (ii) he will not vote any shares of Common Stock beneficially owned by him in favor of the election to the Board of any nominee not proposed by the Board or management of the Company; however, he is not required to vote any such shares in favor of any nominee for election to the Board and he is entitled to abstain from voting for any or all management nominees for election as Directors.

  /6/Does not include 496,387 shares beneficially owned by Worrell. Mr. Freakley and Mr. Smither are employees and executive officers of Worrell.

  /7/Includes: (a) 2,100 shares owned through an independent retirement account for the benefit of Mr. Grant; and (b) 10-year options granted June 17, 1996 under the 1992 Plan to purchase 2,100 shares at $1.01 per share. Mr. Grant's ownership of such options was reported in a Form 4 statement filed with the Commission on August 7, 1996.

  /8/Includes: (a) with respect to Richard W. Coffman, options under the 1992 Plan to purchase up to 3,150 shares prior to November 4, 1997 at the exercise price of $.48 per share, and to purchase up to 3,150 shares prior to November 4, 1998 at the exercise price for $2.14 per share; (b) with respect to Mr. Hoard, options under the 1992 Plan to purchase up to 2,100 shares prior to November 4, 1997 at the exercise price of $.48 per share, to purchase up to 2,100 shares prior to November 4, 1998 at the exercise price of $2.14 per share, and to purchase up to 2,100 shares prior to January 13, 2000 at the exercise price of $.48 per share; and (c) with respect to Mr. Stewart, options under the 1992 Plan to purchase up to 3,150 shares prior to August 24, 1999 at the exercise price of $1.06 per share and to purchase up to 3,150 shares prior
  to January 13, 2000 at the exercise price of $.48 per share.   See "EMPLOYMENT
  AGREEMENTS." The exercise prices of such options are equal to the fair market value of the Common Stock on the respective grant dates.

  /9/Includes 316,923 shares issued to J. Melvin Stewart in consideration of the acquisition by the Company, through merger, of Stewart Eleemosynary Marketing Corporation and its operating subsidiaries, Stewart Corporation and Stewart Industries. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

    /10/Includes: (a) 250,000 shares issued to Worrell in consideration of the Company's acquisition of Don Bell Industries; (b) 157,500 shares issuable upon exercise (at the conversion price of $4.762 per share) of conversion rights under the Company's 8% Convertible Note Due September 7, 2000 issued to Worrell as further consideration in the acquisition; (c) 68,750 shares issued to Worrell upon exercise, at the price of $.75 per warrant, of a like number of Series SD Common Stock Purchase Warrants of the Company; and (d) 4,200 shares issuable upon exercise of options granted to Worrell under the 1992 Stock Option Plan, at the exercise price of $1.01 per share. Worrell's ownership of the securities described in (a), (b), and (c) above were reported in a Form 3 statement, and its ownership of the securities described in (d) above were reported in a Form 4 statement, filed with the Commission on August 7, 1996. Worrell will be represented on the Board of Directors by Messrs. Freakley and Smither, if elected, who individually do not beneficially own any shares of Common Stock.

  /11/Does not include the following shares allocated to the following persons' accounts under the Company's 401(k) plan as of the last quarterly allocation reported by the plan administrator: Gary D. Bell 1,077; J. William Brandner 3,503; Philip Howe Hoard 2,021; Otto J. Nicols 1,495; and J. Melvin Stewart 3,122.

     As of September 13, 1996, the Company did not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company, except for the possible issuance by the Company of additional shares of Common Stock to Mr. Bell and Worrell under the DBI Acquisition Agreement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - ACQUISITION OF DON BELL INDUSTRIES."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BANK OF WINTER PARK LOAN AGREEMENT

     On December 27, 1995, the Company replaced its $350,000 line of credit with a new $500,000 revolving line of credit, refinanced the majority of the debt acquired in the Don Bell acquisition with a $840,000 mortgage loan and a $250,000 term loan, and on February 28, 1996 entered into a $146,250 bridge loan on its new Glades Court facility for the filter division (which was repaid in July 1996), all from Bank of Winter Park, of which Thomas N. Grant, a Director, is employed as Senior Vice President and Senior Lending Officer. Under the terms of its Loan Agreement with the Company, Bank of Winter Park has the right to accelerate the maturity of all outstanding obligations in the event of a change in the person serving as President and Chief Executive Officer of the
Company, i.e., Mr.   J. William Brandner.

ACQUISITION OF DON BELL INDUSTRIES

     In September 1995, the Company purchased all of the outstanding capital stock of Don Bell Industries, a commercial sign manufacturer located in Port Orange, Florida, from Worrell and Mr. Gary D. Bell, and certain indebtedness of Don Bell Industries to Worrell. Worrell received from the Company $300,000 in cash, 250,000 newly issued shares of Common Stock, and the Company's 8% Convertible Note due September 7, 2000 in the principal amount of $750,000 (the "Worrell Note"). In exchange for his minority interest in Don Bell Industries, Mr. Bell received $60,000 in cash and 25,000 newly issued shares of Common Stock. In addition, if during the period between the September 7, 1995 closing date and December 31, 1996 (the "Measuring Period") the La-Man Trading Price (as defined) does not exceed $4.00 per share (the "Target Price") for any period of twenty (20) consecutive days, then as soon as practicable following the end of the Measuring Period, but in any event not later than January 31, 1997, the Company will pay to Worrell and Mr. Bell, as additional consideration, the amount (if any) by which the Target Price exceeds the highest average La-Man Trading Price measured over any period of 20 consecutive days during the Measuring Period, multiplied by the number of shares of Common Stock issued at the closing and that are still owned by Worrell and Bell, respectively, at the expiration of the Measuring Period.

     The Company has the right to pay any or all of such additional consideration in the form of cash, promissory notes or additional shares of Common Stock. In the event the Company elects to pay any such additional consideration in the form of a promissory note, the note is to be unsecured, bear interest at 8% annually and provide for amortization of principal in 12 equal quarterly installments. In the event the Company elects to pay any such additional consideration in Common Stock, the number of shares to be issued will be determined by dividing the amount of such additional consideration by the average La-Man Trading Price for the last 31 calendar days of the Measuring Period.

     Each of Worrell and Mr. Bell was also granted certain registration rights with respect to the 250,000 shares issued to Worrell and the 25,000 shares issued to Mr. Bell at the closing of the acquisition. These shares were registered for resale under a Registration Statement on Form S-3 (Registration No. 33-98964) which became effective under the Securities Act on December 1, 1995. Included in the same registration statement were 233,750 Series SD Common Stock Purchase Warrants of the Company and the 233,750 shares of Common Stock issuable upon exercise of the SD Warrants. On February 28, 1996, Worrell purchased 68,750 of the warrants in privately negotiated transactions at the cash price of $.25 per warrant, and on February 28, 1996 exercised all such SD Warrants at the stated price of $.75 per share. See Note 11 to "securities owned by principal shareholders and management."

     The DBI Acquisition Agreement also provides that for a period of two years following the September 7, 1995 closing date, the Company will use its reasonable best efforts to cause to be nominated and elected to the Board two designees of Worrell and Mr. Bell or his designee. However, the Company is not required to attempt to cause the nomination and election of any person who, in the reasonable discretion of the Board, does not have the requisite experience and other business or legal qualifications to serve on the Board.

     Under the terms of the Worrell Note, the Company is required to pay Worrell interest, in arrears, on the outstanding principal at the rate of 8% annually, on each March 15 and September 15 until the September 7, 2000 maturity date. Principal is required to be paid in annual installments of $250,000.00 on each of September 7, 1998, September 7, 1999 and September 7, 2000. The Company has the right to prepay the Worrell Note at any time at the following redemption prices (expressed in percentages of principal amount) plus accrued but unpaid interest to the date of redemption:

                    Months After Date          Redemption
               of Issuance of Worrell Note        Price
               ---------------------------   --------------
                          0 - 12                  105.00
                         13 - 24                  103.75
                         25 - 36                  102.50
                         37 - 48                  101.25
                         49 - 60                  100.00

     Worrell may not assign or otherwise transfer the note in whole or in part without the prior written approval of the Company, which approval may not be unreasonably withheld. The note is also convertible in whole or in part into as many unregistered shares of Common Stock as the principal amount of the note so converted is a multiple of the applicable conversion price (presently $4.762 per share as adjusted for the Stock Dividend), in the manner and on the other terms specified in the note. Shares issuable upon exercise of conversion rights are subject to certain restrictions on transfer, and Worrell does not have registration rights with respect to such shares.

     The Worrell Note also provides that in the event there occurs a "Change of Control" (defined as occurring when, within a period of 12 consecutive months other than as the result of proxies solicited by, or votes cast by, management of the Company, (i) there is a change in 35% of the persons who, as of September 7, 1995, constituted the Board other than as the result of resignations or (ii) there is an increase of 25% or more in the number of members of the Board), the holder may declare all principal and accrued but unpaid interest immediately due and payable, which obligations accrue interest at 10% per annum from the date of acceleration until paid.

     Following the acquisition, Don Bell Industries and Mr. Bell entered into a new employment agreement (the "Bell Employment Agreement") to replace the employment agreement in effect prior to the acquisition. The new agreement provides that Mr. Bell will be employed for a term ending April 14, 1998, subject to the right of Don Bell Industries to terminate Mr. Bell's employment other than for cause upon the payment of certain severance compensation as specified in the agreement. Mr. Bell is to receive an annual base salary in the amount of $150,000, plus certain incentive compensation tied to the financial performance of Don Bell Industries and the Company. The new agreement also contains certain noncompetition and nondisclosure covenants of Mr. Bell. As part of the new agreement, on September 7, 1995 the Company also entered into an employee stock option agreement with Mr. Bell, pursuant to which he was granted options for the purchase of 175,000 shares of Common Stock (183,750 shares as adjusted for the Stock Dividend) under the Stock Compensation Plan. See Note 2 to "SECURITIES OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT."

ACQUISITION OF STEWART ELEEMOSYNARY MARKETING CORPORATION

     On January 13, 1994, the Company completed an underwritten registered public offering of its securities comprised of 310,000 units ("Unit/Units"), each Unit consisting of two shares of Common Stock and two redeemable Common Stock purchase warrants, at the price of $6.50 per Unit. Each of such warrants entitles the holder, subject to certain stated conditions, to purchase one share of Common Stock from the Company at the exercise price of $5.00 per share (adjusted to $4.762 for the Stock Dividend) until January 6, 1997. The offering yielded to the Company proceeds of $1,753,150 net of underwriting discounts and commissions.

     Simultaneously and in connection with the closing of the offering, the Company acquired Stewart Eleemosynary Marketing Corporation ("SEMC") through the merger of SEMC with and into Nevada SEMCO, Inc. ("SEMCO") and SEMCO, as the surviving corporation, became the direct sole shareholder of Stewart Corporation and the indirect sole shareholder of Stewart Industries.

     Under the terms of the merger agreement among the parties:

          (a) The Company issued to J. Melvin Stewart 316,923 shares of Common Stock, representing consideration of $1,030,000 calculated at the public offering price of $3.25 per share, the cost of which was discounted by the Company to $824,000 for financial statement purposes to reflect restrictions upon transfer of such shares (the Company also granted Mr. Stewart a one-time "demand" registration right with respect to such shares at any time during the four-year period beginning 13 months after the closing of the offering and of the merger);

          (b) The Company paid (or caused to be paid through SEMCO) to Mr. Stewart the aggregate cash sum of $214,312;

          (c) The Company loaned (through SEMCO) to Stewart Corporation, out of the net proceeds of the offering, the sum of $450,000 for working capital; and

          (d) The Board appointed Mr. Stewart as a Director of the Company and caused the employment agreement between Stewart Corporation and Mr. Stewart to become effective (See "EMPLOYMENT AGREEMENTS--J. Melvin Stewart").

     The merger agreement also required Stewart Corporation to set aside $299,997 from the proceeds of the $450,000 working capital loan, as a reserve to fund payment of certain pre-merger indebtedness of Stewart Corporation to Mr. Stewart which was due January 1995, bore interest at 10% annually, and was repaid prior to maturity.

                               EXECUTIVE OFFICERS

     The following table lists the Company's executive officers as of the date of this Proxy Statement and includes certain other information concerning them.

        NAME                                AGE         POSITIONS WITH COMPANY
-------------------                         ---         ----------------------
J. Melvin Stewart                            77  Chairman of the Board
J. William Brandner                          59  President and Chief Executive Officer
Philip Howe Hoard                            62  Vice President and Secretary
Otto J. Nicols                               58  Vice President, Treasurer (Chief
                                                 Financial Officer and Chief Accounting
                                                 Officer) and Assistant Secretary

     Executive officers hold office at the pleasure of the Board. For other information concerning the Company's executive officers, including the years in which they first became executive officers, reference should be made to "BUSINESS EXPERIENCE OF NOMINEES" above.

COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation paid or accrued by the Company to or for the account of J. William Brandner, the Company's President and Chief Executive Officer, J. Melvin Stewart, Chairman of the Board, and Richard W. Coffman, a former executive officer (the only executive officers of the Company whose salary and bonus for the 1996 Fiscal Year exceeded $100,000), for the Company's fiscal years ended June 30, 1996, 1995 and 1994. The number of shares issuable upon exercise of options reflected in such table and in the following footnotes have not been adjusted for the Stock Dividend.

                          SUMMARY COMPENSATION TABLE

                        YEAR     ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                               --------------------------     -----------------------------------    ALL
                               SALARY    BONUS      OTHER       AWARDS                     PAYOUT   OTHER
       NAME AND                 ($)       ($)      ANNUAL      ----------                  -------   COM-
  PRINCIPAL POSITION                                 COM-     RESTRICTED      OPTIONS      LTIP    PENSA-
                                                   PENSA-        STOCK         /SARS       PAY-      TION
                                                    TION       AWARDS(S)        (#)        OUTS       ($)
                                                     ($)          ($)                      ($)
----------------------------------------------------------------------------------------------------------
J.WILLIAM               1996  171,686      -0-         -0-          -0-     120,000/3/      -0-        -0-
 BRANDNER
PRESIDENT AND           1995  150,000      -0-         -0-          -0-      98,000/4/      -0-        -0-
 CHIEF
EXECUTIVE OFFICER       1994   24,230      -0-   11,687/2/          -0-            -0-      -0-   4,500/5/


J. MELVIN STEWART       1996  167,088      -0-         -0-          -0-     110,000/3/      -0-        -0-
CHAIRMAN OF THE
BOARD/6/                1995  130,000      -0-         -0-          -0-      88,000/4/      -0-        -0-

                        1994   62,500      -0-         -0-          -0-            -0-      -0-        -0-

RICHARD W.              1996  104,065      -0-         -0-          -0-            -0-      -0-        -0-
 COFFMAN
CHAIRMAN OF THE         1995  106,023      -0-   11,675/2/          -0-      62,000/4/      -0-        -0-
 BOARD AND CHIEF
OPERATING OFFICER/7/    1994  107,775   32,750         -0-          -0-       3,000/4/      -0-        -0-

_____________________________

  /1/Excludes (a) benefits generally available to all employees on a nondiscriminatory basis and (b), except as described in Note (3) below, the following (which did not exceed 10% of the total annual salary and bonus earned by the named individuals for the 1996 Fiscal Year): (i) automobile maintenance expenses paid to or on behalf of the named individual by the Company; and (ii) the cost to the Company of personal use by the named individuals of automobiles owned or leased by the Company.

  /2/Represents relocation benefits (reimbursement of moving expenses, payment or reimbursement of temporary lodging, etc.) provided to Mr. Brandner and Mr. Coffman under their employment agreements.

  /3/Represents: (a) with respect to Mr. Brandner, 65,574 options granted under the 1988 Stock Option Plan on July 17, 1995 and 54,426 options granted under the Stock Compensation Plan on September 1, 1995; and (b) with respect to Mr. Stewart, 110,000 options granted under the Stock Compensation Plan on September 1, 1995. Such options are exercisable at any time within five years following their respective grant dates at prices (prior to the adjustment for the Stock Dividend) equal to the per share fair market value of the Common Stock on the respective grant dates.

  /4/Represents: (a) with respect to Mr. Brandner, 98,000 options granted under the Stock Compensation Plan on September 6, 1994; (b) with respect to Mr. Stewart, 3,000 options granted under the 1992 Plan for each of the calendar years 1994 and 1995 pursuant to Mr. Stewart's employment agreement, and 82,000 options granted under the Stock Compensation Plan on September 6, 1994; and
  (c) with respect to Mr. Coffman, 3,000 options granted under the 1992 Plan for each of the calendar years 1992 and 1993 pursuant to Mr. Coffman's employment agreement, and 62,000 shares granted under the 1994 Plan to Mr. Coffman on September 6, 1994. All of such options are exercisable during the period five years following the respective grant dates at prices (prior to the adjustment for the Stock Dividend) equal to the per share fair market value of the Common Stock on the respective dates of grant.

  /5/Represents fees paid to Mr. Brandner in March and April of 1994 for consulting services provided to the Company prior to commencement of his employment with the Company.

  /6/Mr. Stewart was elected to replace Richard W. Coffman as Chairman of the Board on September 29, 1994. At all times during the 1996 Fiscal Year, Mr. Stewart served as President and Chief Executive Officer of the Company's subsidiaries SEMCO, Stewart Corporation and Stewart Industries.

  /7/Mr. Coffman served as President and Chief Executive Officer until April 1994 and as Chairman of the Board and Chief Operating Officer until September 29, 1994. Mr. Coffman subsequently elected under his employment agreement with the Company to convert to semi-retired status effective November 23, 1994. Under the terms of Mr. Coffman's employment agreement, compensation payable subsequent to such conversion date is based on a percentage of his $135,000 base salary.

     In August 1995, the Company adopted the La-Man Corporation Senior Management Incentive Plan for executive officers. See "senior management incentive plan" below. During the 1996 Fiscal Year, the Company did not have in effect any incentive compensation plans for executive officers, other than: the 1988 Stock Option Plan; the 1992 Stock Option Plan; the Stock Compensation Plan (which provide for grants of options and, in the case of the Stock Compensation Plan, direct awards of Common Stock to employees and consultants); and the Senior Management Incentive Plan (described below).

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the named executive officers during the 1996 Fiscal Year. The Company did not grant stock appreciation rights ("SARs") during the 1996 Fiscal Year to any executive officer. The number of shares issuable upon exercise of the options and the respective exercise prices do not reflect adjustments occurring after the end of the 1996 Fiscal Year as the result of the Stock Dividend.


                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                         Number of      Percent of                                Value of
                         Securities        Total                                unexercised
        Name             underlying    Options/SARs   Exercise or   Expiration  in-the-money
                        option/SARs     Granted to     Base Price      Date      options at
                       Granted (#)/1/  Employees in      ($/Sh)                 fiscal year
                                        Fiscal Year                                end/2/

--------------------------------------------------------------------------------------------
J. William Brandner         65,574/3/          15.8%         $.69   July 2000        $38,771
                            54,426/4/          13.1%         $.63   Sept. 2000       $35,445

J. Melvin Stewart          110,000/4/          26.5%         $.63   Sept. 2000       $71,638

_____________________________

  /1/All options are exercisable at any time within five years following the respective dates of grant at exercise prices (prior to adjustment for the Stock Dividend) equal to the fair market value of the Common Stock on the respective grant dates.

  /2/Represents number of shares issuable upon exercise of options multiplied by per share fair market value of the Common Stock at June 30, 1996 less the exercise price of the options as of June 30, 1996.

  /3/Represents shares issuable upon exercise of options granted under the 1988 Stock Option Plan on July 17, 1995.

  /4/Represents shares issuable upon exercise of options granted under the Stock Compensation Plan on September 1, 1995.

EMPLOYMENT AGREEMENTS

     Each of the Company's employment agreements with its executive officers contains confidentiality and noncompetition provisions effective during the term of the agreement and for a period following termination of employment. Certain of the employment agreements also provide for indemnification of the executive to the maximum extent permitted by Nevada law or the Bylaws, whichever is greater, and for the payment by the Company of any expense of the executive incurred in enforcement proceedings with respect to his employment agreement if he is successful.

     J.WILLIAM BRANDNER. The Company is party to an employment agreement dated April 28, 1994, as amended August 31, 1995, with Mr. J. William Brandner, under which Mr. Brandner serves as President and Chief Executive Officer of the Company for a three-year term that commenced April 28, 1994 and which is extended automatically for additional one-year periods thereafter unless the Company or Mr. Brandner provides written notice to the contrary not less than six months prior to the expiration of the initial three-year term or any extension thereof. Mr. Brandner is to receive an annual base salary of not less than $150,000 per year. Mr. Brandner currently receives $175,000 per year base salary.

     Mr. Brandner's agreement also provides for the payment by the Company to Mr. Brandner of certain amounts as severance in the event the Company elects to terminate the Employment Agreement without cause. In the event that either the Board of Directors or the Chairman of the Board delivers written notice of termination without "cause" (as defined in the employment agreement) to Mr. Brandner, then his employment agreement will be terminated effective not less than 60 days from the date of such notice and after termination the Company will be required to pay Mr. Brandner an amount equal to the percentage of his "Base Salary" (defined as total annual cash salary excluding bonuses) as follows:

          (a) In the event such notice is delivered during the seventh through 24th month of the employment term, an amount equal to 133% of Mr. Brandner's Base Salary then in effect;

          (b) In the event such notice is delivered during the third 12-month period of the employment term, an amount equal to 166 2/3% of Mr. Brandner's Base Salary then in effect;

          (c) In the event such notice is delivered on or at any time after the third 12-month period of the employment term (as the same may be extended or renewed from time to time), an amount equal to 200% of Mr. Brandner's Base Salary then in effect.

Any such severance payments, less required withholdings, are to be made in equal installments corresponding to what would have been Mr. Brandner's regular pay dates and amounts.

     Simultaneously with the execution and delivery of Mr. Brandner's agreement, the Board of Directors of the Company appointed Mr. Brandner to serve as a Director, and also elected Mr. Brandner to serve as President and Chief Executive Officer of the Company. Simultaneously with this action, Mr. Richard
W. Coffman, formerly the President and Chief Executive Officer of the Company, was elected to serve as Chairman of the Board of Directors and Chief Operating Officer of the Company.

     J. MELVIN STEWART. Stewart Corporation, an indirect wholly-owned subsidiary of the Company, is party to an employment agreement effective August 1993 with Mr. Stewart, under which he is to serve as President of each of, and to devote substantially all of his time to the business and affairs of, Stewart Corporation and Stewart Industries. Mr. Stewart receives a base salary of $170,000 per year over the balance of a five-year term that commenced in January 1994 and which is subject to automatic renewals for successive two-year terms thereafter unless either party provides written notice to the contrary not less than 30 days prior to the expiration of the initial or any renewal term.

     Mr. Stewart's employment agreement permits the Company to terminate his status as an officer and convert him to a consultant of the Company for a three-year period. In such status, Mr. Stewart would be required to work only 750 hours per year and would be entitled to 50 percent of his base salary. The agreement also allows Mr. Stewart to convert to semi-retired status for a period of three years and in such status to work part-time for the Company (1,200 hours per year) for compensation equal to 75% of his base salary for the first two years and 50% of his base salary for the remaining year.

     PHILIP HOWE HOARD. Effective July 26, 1993, the Company entered into an employment agreement with Philip Howe Hoard for a five-year term that ends July 26, 1998 and is renewable for two-year periods unless terminated by the executive or the Company. Mr. Hoard is employed at a base salary of $95,100 per year. Mr. Hoard may be awarded additional salary increases and bonuses at the discretion of the Board of Directors. In addition, Mr. Hoard's employment agreement provides for death benefits equal to twelve monthly payments of base salary under the employment agreement and disability benefits equal to the full compensation payable under the employment agreement for the remainer of its term.

     Mr. Hoard's employment agreement permits the Company to terminate his status as an officer and convert him to a consultant of the Company for a one-year period, In such status, Mr. Hoard would be required to work only 750 hours per year and would be entitled to 50% of his base salary.

     OTTO J. NICOLS. On August 31, 1995, the Company entered into an employment contract with Mr. Nicols for a one-year term which is extended automatically for additional one-year terms beginning each successive anniversary of the end of the initial one-year term, unless three months' prior written termination notice is provided by the Company or the employee. Mr. Nicols is employed at a base salary of $80,000 per year with additional salary and bonus awarded at the discretion of the Board of Directors. If the Company decides to terminate Mr. Nicols' services other than for cause, he will be entitled to severance of not less than 50% of his base salary in effect on such termination date.

     Mr. Nicols' employment agreement also provides that in the event of a "Change of Control" (as defined below) the term of Mr. Nicols' agreement will automatically be renewed for a three-year term commencing as of the date of the Change of Control. In the event Mr. Nicols' employment is thereafter terminated other than for cause, the Company will be required to pay Mr. Nicols an amount in cash equal to the greater of 200% of his base salary then in effect or such base salary for the remainder of the three-year employment term. The agreement also provides that Mr. Nicols will have certain "demand" and "piggyback" rights with respect to the registration under the Securities Act of shares of Common Stock then owned by him.

     Under Mr. Nicols' employment agreement, a "Change of Control" is defined as having occurred when: (a) any one person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), consummates a tender offer, a plan of open-market purchases or an exchange offer for shares of Common Stock, or consummates a proxy solicitation, which, in the judgment of a majority of the members of the Board of Directors of the Company, is reasonably likely to permit such person or Group to obtain control of a sufficient number of voting securities of the Company to elect a majority of the members of the Board of Directors of the Company; or (b) there occurs, within any period of 12 consecutive months other than as the result of proxies solicited by, or votes cast by, management of the Company, (i) a change in 35% of the persons who, as of August 31, 1995, constituted the Board of Directors of the Company other than as the result of resignations or (ii) an increase of 25% or more in the number of members of the Board of Directors.

     Mr. Nicols' employment agreement also provides that he will participate in the La-Man Corporation Senior Management Incentive Plan, described below.

     AMENDMENTS TO EMPLOYMENT AGREEMENTS OF BRANDNER, HOARD AND STEWART. Effective August 31, 1995, each of Messrs. Brandner, Hoard and Stewart entered into amendments to their employment agreements with the Company. The amendments to the employment agreements of Mr. Stewart and Mr. Hoard eliminated the provisions for automatic annual increases in their base salary and automatic annual grants of options under the 1992 Stock Option Plan, and in the case of Mr. Stewart eliminated certain other provisions entitling Mr. Stewart to additional option grants based on financial performance of the Company or its subsidiaries and to receive certain common stock purchase warrants in the event of certain acquisitions or other transactions involving the Company.

     Under the amended employment agreements, each of such executive officers is to participate in the Senior Management Incentive Plan, described below. The amendments also provide that in the event of a "Change of Control" (as defined above), their respective terms of employment will be automatically renewed for three-year terms, they will be entitled to severance in the event of termination of their employment other than for cause, and they will have demand and piggyback registration rights with respect to shares of Common Stock owned by them, all on terms substantially identical to the terms of Mr. Nicols' employment agreement.

     MAX D. TAVERNIER. Although not an executive officer of the Company, Mr. Tavernier is a nominee for reelection as a Director. The Company is party to an employment agreement with Mr. Tavernier dated as of August 31, 1995, under which Mr. Tavernier serves as Director of Marketing for a term of one year which is extended automatically for subsequent one-year terms beginning each successive anniversary of the end of the initial one-year term, unless three months' prior written termination notice is provided by the Company or Mr. Tavernier. Mr. Tavernier is employed at a base salary of $60,000 annually and is entitled to certain annual incentive compensation based on the attainment by the Company's Filter Division of certain financial performance criteria set forth in the employment agreement. Mr. Tavernier's employment agreement contains provisions relating to a "Change of Control" comparable to those contained in Mr. Nicols' employment agreement and the amended employment agreements of Messrs. Brandner, Hoard and Stewart described above.

     RICHARD W. COFFMAN. Mr. Coffman, a former Director and executive officer, is party to an employment agreement with the Company dated July 26, 1993, under which he served as an executive officer and employee of the Company until September 29, 1994. On that date, the Company exercised its rights under the employment agreement to convert the status of Mr. Coffman from employee to part-time consultant, and Mr. Coffman was replaced as Chairman of the Board by
J. Melvin Stewart. Mr. Coffman subsequently elected to exercise his rights under the employment agreement to convert to semi-retired status. As a result, under the terms of Mr. Coffman's employment agreement, for a three-year period ("Semi-Retirement Period") following the November 23, 1994 date of such conversion, the Company is required to pay Mr. Coffman 75% of his $135,000 base salary in the first two years and 50% of such base salary in the third year of the Semi-Retirement Period. As the result of certain amendments to Mr. Coffman's employment agreement in September 1995, the Company is no longer obligated to make annual grants of 3,000 options to Mr. Coffman under the 1992 Stock Option Plan or grant Mr. Coffman certain common stock purchase warrants in connection with possible future acquisitions or other transactions involving the Company.

SENIOR MANAGEMENT INCENTIVE PLAN

     In August 1995, the Board of Directors approved the La-Man Corporation Senior Management Incentive Plan (the "Incentive Plan") for the purpose of (i) strengthening the commonality of interests between management and shareholders,
(ii) linking effectively executive motivation and compensation with the Company's performance, (iii) providing incentives and rewards for key executives, (iv) offering a comprehensive and competitive total compensation program, and (v) attracting and retaining executives of high caliber and ability.

     The Incentive Plan calls for the establishment annually of an incentive pool to be distributed if two out of the following three corporate goals are achieved: (1) consolidated operating income increases a minimum of 15% over the prior fiscal year; (2) earnings per share ("EPS") increases by a minimum of 15% over the prior fiscal year (starting at twice 1995 EPS or $.14); and (3) the quoted closing price per share of the Common Stock at fiscal year-end is 15% or more than the quoted closing price at the end of the previous fiscal year (starting with twice the closing price at June 30, 1995, or $1.63). The criteria for establishing the amount of the incentive pool will be determined by the Board at the beginning of each year.

     Each participant will have specific individual goals based on his direct responsibility and his contributions to the attainment of the corporate goals. These objectives will be established at the beginning of each fiscal period by the Chairman of the Board and the President and will be communicated to the participants as the basis for making awards. Awards are to be paid one-third in cash, one-third in newly issued shares of Common Stock and one-third as an adjustment of base salary.

     Each of the employment agreements of Messrs. Brandner, Hoard, Nicols and Stewart provides that he is to participate in the Incentive Plan, and such persons are the only executive officers designated as participants in the Incentive Plan for the current fiscal year.

     No awards were payable under the Incentive Plan for the 1996 Fiscal Year.

STOCK COMPENSATION PLAN

     Effective February 10, 1994, the Board of Directors adopted the La-Man Corporation 1994 Employee and Consultant Stock Compensation Plan (the "Original Plan") providing for the issuance pursuant to grants of awards of up to 575,000 shares of Common Stock as compensation to certain employees, officers, Directors, consultants and other persons providing bona fide consulting and other services to the Company. Effective June 29, 1994, the Board of Directors adopted the La-Man Corporation Amended and Restated 1994 Employee and Consultant Stock Compensation Plan (the "Amended and Restated Plan"). The Amended and Restated Plan amended the Original Plan as follows: (a) the maximum number of shares of common stock issuable (either as direct awards or upon exercise of option awards) to employees and consultants thereunder was increased from 575,000 shares to 1,200,000; (b) the Finance Committee, as well as the Board of Directors, was authorized to administer the plan and make determinations with respect to the granting of awards thereunder; and (c) authority was provided for the granting of awards in the form of options to purchase shares of common stock in addition to direct awards of newly issued shares of Common Stock. Effective August 31, 1995, the Board of Directors approved an amendment to the Amended and Restated Plan increasing from 1,200,000 to 2,200,000 the total shares of Common Stock issuable under the plan (either as direct awards or upon exercise of option awards) (as so amended, the "1994 Plan" or "Stock Compensation Plan"). Effective August 7, 1996, the total number of shares issuable under the Stock Compensation Plan was increased to 2,310,000 as the result of the Stock Dividend.

     Under the terms of the 1994 Plan, the Board of Directors or the Executive Committee (as successor to the Finance Committee), as the case may be, is responsible for administration of the plan and the granting of awards thereunder, as well as the authority and discretion to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan and to make all other determinations necessary or advisable in administering the plan. Awards may be granted only to Eligible Participants (defined as any person, firm or other entity that renders bona fide consulting or other services to the Company, including without limitation employees of the Company and its subsidiaries, officers and non-employee Directors of the Company and its subsidiaries, and independent consultants; provided, however that persons providing services to the Company or any of its subsidiaries in connection with the offer or sale of securities in a capital-raising transaction are prohibited from participating in the plan).

     Shares of Common Stock issued directly as stock awards are required to be measured by "fair market value" on the appropriate date for valuing the stock award and calculated by the weighted average of the high and low bid prices of the common stock as reported in The Wall Street Journal, for the 10 trading days (which need not be consecutive) on which share price information for the Common Stock is reported in The Wall Street Journal, immediately preceding the eighth trading day prior to the date of the award, provided that none of the such 10 trading days is more than 45 days prior to the date of the award. "Weighted average" means weighted by the total volume of shares traded on each of the applicable 10 trading days. If sufficient per share price quotations are not available from The Wall Street Journal, then fair market value shall be reasonably determined by the Board of Directors or the Executive Committee in its sole discretion.

     The terms of options granted as awards under the 1994 Plan, including without limitation the exercise price and the duration for which such options are exercisable, and such other terms and conditions as the Board or the Executive Committee may from time to time prescribe, are solely within the discretion of the Board or the Executive Committee; provided, however, that the term of exercise of any options granted as awards under the 1994 Plan may not be more than five years following the date of grant and the per share exercise price may not be less than the per share par value of the Company's Common Stock on the date of grant.

     The Board of Directors or the Executive Committee has the authority to suspend or terminate the 1994 Plan at any time or from time to time, but no such action shall adversely effect the rights of any person granted an award under the plan prior to the date of such suspension or termination.

     As of September 13, 1996, the following options (as adjusted for the Stock Dividend) were outstanding under the Stock Compensation Plan: (a) options for the purchase of up to 768,950 shares granted as awards to the Company's present six employee-Directors (see Notes 2, 3 and 4 to "securities owned by principal shareholders and management"); (b) options for the purchase of up to 173,250 shares granted as awards to eight employees none of whom are Directors or officers of the Company; and (c) options for the purchase of up to 65,100 shares granted as awards to Richard W. Coffman, a former Director and executive officer.

     Prior to September 13, 1996, 351,367 shares of Common Stock had been issued as direct awards or upon exercise of options under the 1994 Plan to independent consultants in consideration of varying consulting services provided to the Company.

     The 1,200,000 shares of Common Stock issuable under the Stock
Compensation Plan prior to its August 31, 1995 amendment are registered under the Securities Act, pursuant to the Company's Registration Statement on Form S-8 filed with the Commission April 20, 1994 (Registration No. 33-77924) (575,000 shares) and the Company's Registration Statement on Form S-8 filed with the Securities Exchange Commission on July 8, 1994 (Registration No. 33-81348) (625,000 shares). The additional 1,000,000 shares of Common Stock issuable under the 1994 Plan as the result of the August 31, 1995 amendment thereto were registered under the Securities Act pursuant to an amendment to the Company's Form S-8 Registration Statement (Registration No. 33-81348) filed with the Commission on January 26, 1996. The Company intends to register the additional 110,000 shares issuable under the Stock Compensation Plan as the result of the Stock Dividend in an amendment to such registration statement.

1988 AND 1992 STOCK OPTION PLANS

     The Company's 1988 Stock Option Plan provides for the granting of options to certain officers and employees of the Company to purchase an aggregate of not more than 166,666.67 shares of Common Stock. The Plan is designed to qualify as an "incentive stock option plan" under the Internal Revenue Code (the"Code"). The maximum number of shares issuable under the 1988 Plan was increased effective August 6, 1996 to 175,001 shares as the result of the Stock Dividend.

     The 1992 Stock Option Plan provides for the granting of options to officers, Directors, employees and consultants to purchase not more than an aggregate of 575,000 shares of Common Stock. The maximum number of shares issuable under the 1992 Plan was increased effective August 7, 1996 to 603,750 shares as the result of the Stock Dividend. Because the 1992 Plan did not receive shareholder approval within 12 months of adoption by the Company's Board of Directors, all options granted under the 1992 Plan are required to be treated as non-qualified options.

     Pursuant to both the 1988 Plan and the 1992 Plan (collectively, the "Stock Option Plans"), the Board of Directors or a committee of non-employee Directors established to administer the plan determines, subject to the provisions of the respective plan, the persons to whom options are granted, the number of shares of common stock subject to option, the period during which the options may be exercised and the terms and conditions of each option. The Stock Option Plans place restrictions on the grant of options to persons who are, at the time of the grant, members of any such plan committee and on the grant of options to employee-Directors. No option may be granted more than 10 years after the effective date of the respective plan or exercised more than 10 years after the date of grant (five years if the optionee owns more than 10% of the voting stock of the Company). Additionally, with respect to incentive (or "qualified") options under the 1988 Stock Option Plan, the option price may not be less than 100% of the fair market value of the Common Stock on the date of the grant (110% if the optionee owns more than 10% of the outstanding voting stock of the Company). Ordinarily under the 1988 Plan, optionees must remain continuously in the service of the Company for 18 months before the right to exercise an incentive option vests; under the 1992 Plan, the Board of Directors or plan committee determines, in each individual case, whether to apply such requirements or any similar requirement. Subject to certain limited exceptions, options may not be exercised unless, at the time of exercise, the optionee is in the service of the Company. The 1992 Stock Option Plan was amended subsequent to its adoption to provide that no options may be granted thereunder at an exercise price less than 85% of the fair market value per share of the Common Stock on the date of grant.

     Effective July 17, 1995, the Company granted all 166,667 options available under the 1988 Plan to the following individuals: J. William Brandner, 65,574; Philip H. Hoard, 32,787; Otto J. Nicols, 40,984; and Max D. Tavernier, 27,322. As required under the terms of the 1988 Plan, the exercise price of such options when granted was equal to the fair market value of the Common Stock ($.69 per share) on the July 17, 1995 date of grant, and such options expire five years following such grant date. As the result of the Stock Dividend, effective August 7, 1996 the maximum number of shares issuable upon exercise of options granted under the 1988 Plan was increased to 175,001 shares, the exercise price of the foregoing options was adjusted to $.66 per share and the number of shares issuable upon exercise of such options was adjusted as follows:
J. William Brandner, 68,853; Philip H. Hoard, 34,426; Otto J. Nicols, 43,033; Max D. Tavernier, 28,688.

     The 1992 Stock Option Plan includes a formula provision under which options to purchase 2,000 shares of Common Stock each year (adjusted to 2,100 shares for the Stock Dividend) are to be granted to each non-employee Director and a provision incorporating the option terms of the Company's employment agreements with Richard W. Coffman, Philip Howe Hoard and J. Melvin Stewart. This latter provision obligates the Company to grant options to purchase at least 3,000 shares per year to each of Mr. Coffman and Mr. Stewart, and options to purchase at least 2,000 shares per year to Mr. Hoard, at an exercise price equal to the fair market value of the common stock on the date of grant. Under the terms of the 1992 Plan, the number of shares subject to option in each year would increase if the Company's annual pre-tax profits (profits before taxes and extraordinary items under generally accepted accounting principals) for such year reported in the audited financial statements filed with the Company's Annual Report on Form 10-K exceed $500,000. As the result of the 1995 amendments to the Company's employment agreements with Messrs. Coffman, Hoard and Stewart, the Company is no longer obligated to make any annual or other grants of options under the 1992 Plan to such persons. On June 17, 1996, the Company granted a total of 8,000 options to or on behalf of each of the four non-employee Directors, exercisable at $1.0625 per share, the fair market value of the common stock at the date of grant. Such options expire 10 years following such grant date. As the result of the Stock Dividend, effective August 7, 1996 the exercise price of these options was adjusted to $1.01 per share and the total number of such options was increased from 8,000 to 8,400 options.

     As of September 13, 1996, a total of 27,300 options (as adjusted for the Stock Dividend) had been granted under the 1992 Plan and were outstanding as follows: (a) 3,150 options to Mr. Coffman for each of 1992 and 1993, 3,150 options to Mr. Stewart for each of 1994 and 1995, and 2,100 options to Mr. Hoard for each of 1992, 1993 and 1994, all pursuant to the provisions of their respective employment agreements with the Company prior to the 1995 amendments to such agreements; and (b) 2,100 options were issued to Messrs. Clemmons and Grant and 4,200 options to Worrell Enterprises, Inc., as designated by Messrs. Freakley and Smither, for services as non-employee Directors of the Company during the 1966 Fiscal Year.

     166,667 shares of Common Stock issuable upon exercise of options granted under the 1988 Plan and 12,000 shares issuable upon exercise of options granted under the 1992 Plan have been registered for resale under the Securities Act pursuant to a Registration Statement on Form S-8 (Registration No. 33-81348) filed by the Company with the Commission on January 26, 1996. The Company intends to register the shares issuable upon exercise of the options granted to non-employee Directors for the 1996

Fiscal Year, and the additional shares issuable under the 1988 Plan as the result of the Stock Dividend, in an amendment to such registration statement.


                                  PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected BDO Seidman, LLP ("BDO") as the Company's independent public accounting firm for the fiscal year ending June 30, 1997. BDO has acted for the Company in such capacity since June 30, 1993. The Board of Directors proposes that the shareholders ratify such selection at the Annual Meeting. If the shareholders do not ratify the selection of BDO, the selection of independent auditors will be reconsidered by the Board of Directors.

     Representatives of BDO are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
                              OF BDO SEIDMAN, LLP

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to come before the Annual Meeting. Should any unanticipated business properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgement.


                           SHAREHOLDER PROPOSALS FOR
                              1997 ANNUAL MEETING

     Shareholders who wish to present proposals for action, or to nominate Directors, at the 1997 annual meeting of shareholders of the Company (that is, the next annual meeting following the meeting scheduled for November 19, 1996) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement no less than 60 nor more than 90 days prior to October 3, 1997, unless the 1997 annual meeting is advanced by more than 30 days or delayed by more than 60 days from November 18, 1997, in which case notice must be delivered not earlier than 90 days prior to such rescheduled annual meeting and not later than the later of 60 days prior to such rescheduled annual meeting or the 10th day following the first public announcement of such 1997 meeting. In order to be eligible for inclusion in the Company's Proxy Statement and Proxy Card for the next annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8"), shareholder proposals must be received by the Secretary of the Company no later than June 30, 1997. Shareholder nominations of Directors are not shareholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's Proxy Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following information filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") is incorporated by reference herein: the Company's Annual Report on Form 10-KSB for the 1996 Fiscal Year.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company undertakes to provide without charge to any person to whom this Proxy Statement is delivered upon written or oral request, by first class mail within one business day of receipt of such request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to the information that is incorporated herein by reference, unless such exhibits are specifically incorporated by reference to the information that this Proxy Statement incorporates). Such requests should be directed to the Treasurer, La-Man Corporation, 2180 West State Road 434, Suite 6136, Longwood, Florida 32770 (telephone: 407-865-5995).

                            SOLICITATION OF PROXIES

     In addition to the solicitation of proxies by the use of the mails, proxies may also be solicited by the Company and its Directors, officers and management-level employees (who will receive no compensation therefor in addition to their regular salaries and fees) by telephone, telegram, facsimile transmission and other electronic communications methods or personal interview. The Company has retained Morrow & Co. ("Morrow") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Morrow, Morrow will provide various proxy solicitation services for the Company at a cost of $3,500, plus reasonable out-of-pocket expenses and indemnification against certain liabilities. The Company also will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding proxy materials to those persons for whom they hold such shares. All costs of such solicitation will be borne by the Company

     Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                 By Order of the Board of Directors,


                                 J. WILLIAM BRANDNER
October 18, 1996                 President and Chief Executive Officer

                                                                    PROXY

                              LA-MAN CORPORATION
         2180 West State Road 434, Suite 6136, Longwood, Florida 32779

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip H. Hoard and Otto J. Nicols, and each of them, as proxies each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of La-Man Corporation held of record by the undersigned on October 18, 1996 at the Annual Shareholders Meeting to be held on Tuesday, November 19, 1996 at 10:00 a.m., or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

A) Election of ten Directors of the Company:

  1. Gary D. Bell            4. Edwin M. Freakley      8. Robert M. Smither, Jr.
  2. J. William Brandner     5. Thomas N. Grant        9. J. Melvin Stewart
  3. Ithiel C. Clemmons      6. Phillip H. Hoard      10. Max D. Tavernier
                             7. Otto J. Nicols

  B)  Ratification of appointment of BDO Seidman LLP as independent auditors.

                       VOTE AND SIGN ON THE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

To vote your shares for all Director nominees, mark the "for" box. To withhold voting for all nominees, mark the "withhold" box. If you do not wish your shares voted "for" a particular nominee follow the instructions below:

     VOTE ON PROPOSALS:                            -----------------------------
                                                   To withhold authority to vote
      1. Directors          For  Withhold All      for any individual nominee
                                                   write number(s) of nominee
      2. Ratification of    For  Against Abstain   from reverse side.
         appointment of
         BDO Seidman, LLP                          Please date this proxy and
         as independent                            sign exactly as your name(s)
         auditors                                  appear hereon:

                                                   X
                Mailing Label                      ---------------------------

      ----------             ----------            Date:             , 1996
                                                   ---------------------------

                                                   PLEASE RETURN THIS PROXY AS
                                                   PROMPTLY AS POSSIBLE IN THE
                                                   POSTPAID ENVELOPE PROVIDED.